C O N T E N T S

Main Street Bancorp, Inc. and Subsidiaries

                                                         Page

INDEPENDENT AUDITOR'S REPORT
     ON THE SUPPLEMENTAL CONSOLIDATED
     FINANCIAL STATEMENTS                                 F-1

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

     Supplemental consolidated balance sheets -
       as of December 31, 1997 and 1996                   F-2
     Supplemental consolidated statements of
       income - for the years ended December 31,
       1997, 1996 and 1995                                F-3
     Supplemental consolidated statements of stock-
       holders' equity - for the years ended
       December 31, 1997, 1996 and 1995                   F-4
     Supplemental consolidated statements of cash
       flows - for the years ended December 31,
       1997, 1996 and 1995                            F-5 and F-6
     Notes to supplemental consolidated financial
       statements                                      F-7 - F-27

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
  (UNAUDITED)

     Supplemental consolidated balance sheets -
       as of March 31, 1998 and December 31,
       1997                                               F-28
     Supplemental consolidated statements of
       income - for the three months ended
       March 31, 1998 and 1997                            F-29
     Supplemental consolidated statements of stock-
       holders' equity - for the three months ended
       March 31, 1998                                     F-30
     Supplemental consolidated statements of cash
       flows - for the three months ended March 31,
       1998 and 1997                                F-31 and F-32
     Notes to supplemental consolidated financial
       statements                                     F-33 - F-35

                    INDEPENDENT AUDITOR'S REPORT





To the Board of Directors and Stockholders
Main Street Bancorp, Inc. and Subsidiaries
Reading, Pennsylvania


     We have audited the supplemental consolidated balance sheets of Main Street Bancorp, Inc. and subsidiaries, as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The supplemental consolidated financial statements give retroactive effect to the merger of BCB Financial Services Corporation and Heritage Bancorp, Inc. into the Company on May 1, 1998, which has been accounted for as a pooling of interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical supplemental consolidated financial statements of Main Street Bancorp, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Main Street Bancorp, Inc. and subsidiaries, at December 31, 1997 and 1996, and the results of their operations and cash flows for each of the years in the three year period ended December 31, 1997 in conformity with
<PAGE F-1> generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                              BEARD & COMPANY, INC.

Reading, Pennsylvania
May 29, 1998
  PAGE F-2

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                        December 31,
                                                   1997              1998
                                             (In Thousands, Except Share Data)
     ASSETS

Cash and due from banks                          $ 24,918         $ 18,428
Interest-bearing deposits with banks                  200           21,427
Federal funds sold                                    470            1,290
Securities available for sale                     209,106          148,711
Securities held to maturity, fair value
  1997 $71,769; 1996 $54,864                       70,914           54,525
Loans receivable, net of allowance for loan
  losses 1997 $5,738; 1996 $5,072                 477,838          397,790
Mortgage loans held for sale                            -              609
Due from mortgage investors                         5,425            3,478
Premises and equipment, net                        11,511            9,726
Accrued interest receivable                         5,825            4,217
Other assets                                        7,656            6,275

     Total assets                                $813,863         $666,476

     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits:
    Demand, non-interest bearing                 $ 73,985         $ 60,506
    Demand, interest bearing                      193,358          127,824
    Savings                                        98,490          103,571
    Time deposits                                 260,975          226,666

     Total deposits                               626,808          518,567

  Accrued interest payable and other liabilities   13,625            7,004
  Other borrowed funds                             30,260           29,670
  Long-term debt                                   54,450           51,450

     Total liabilities                            725,143          606,691

Stockholders' equity:
  Preferred stock, authorized and unissued
    5,000,000 shares                                    -                -
  Common stock, par value $1.00 per share;
    authorized 50,000,000 shares; issued and
    outstanding 1997 9,639,808 shares;
    1996 7,801,406 shares                           9,640            7,801
  Surplus                                          49,985           30,969
  Retained earnings                                26,721           20,669
  Net unrealized appreciation on securities
    available for sale, net of taxes                2,374              346

     Total stockholders' equity                    88,720           59,785

     Total liabilities and stockholders' equity  $813,863         $666,476

     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-3

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                                                Years Ended December 31,
                                               1997       1996       1995
                                          (In Thousands Except Per Share Data)
Interest income:
  Loans receivable, including fees           $ 38,658   $ 31,057   $ 27,886
  Interest and dividends on securities:
    Taxable                                    12,671      8,271      7,042
    Tax-exempt                                  2,869      2,040        834
  Other                                           284        565        651

     Total interest income                     54,482     41,933     36,413

Interest expense:
  Deposits                                     21,119     16,740     14,590
  Other borrowed funds                          2,000      1,271        672
  Long-term debt                                2,859        643        541

     Total interest expense                    25,978     18,654     15,803

     Net interest income                       28,504     23,279     20,610

Provision for loan losses                       1,140        867        828

     Net interest income after provision
       for loan losses                         27,364     22,412     19,782

Other income:
  Income from fiduciary activities                875        781        683
  Customer services fees                        1,551      1,305      1,120
  Mortgage banking activities                   1,034        687        605
  Net realized gains (losses) on sales of
    securities                                    357         (1)       (34)
  Other                                           669        634        395

     Total other income                         4,486      3,406      2,769

Other expenses:
  Salaries and wages                            8,006      6,369      5,781
  Employee benefits                             1,912      1,591      1,560
  Occupancy                                     1,449      1,425      1,377
  Equipment depreciation and maintenance        1,351      1,193      1,165
  Other                                         6,486      5,929      6,467

     Total other expenses                      19,204     16,507     16,350

     Income before income taxes                12,646      9,311      6,201

Federal income taxes                            3,317      2,428      1,890

    Net income                               $  9,329   $  6,883   $  4,311

Basic earnings per share                     $   1.09   $   0.88   $   0.54

Diluted earnings per share                   $   1.07   $   0.88   $   0.54

     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-4

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                     Net Unrealized
                                                                                      Appreciation
                                                                                     (Depreciation)
                                         Number of                                        On
                                         Shares of                                     Securities
                                          Common       Common               Retained   Available
                                          Stock        Stock     Surplus    Earnings   For Sale     Total
                                       ---------------------------------------------------------------------
                                                         (In Thousands, Except Per Share Data)
Balance, December 31, 1994               7,900,534     $ 7,900    $31,102    $15,106    $(1,543)   $ 52,565
  Pre-merger stock transactions of
    pooled entities                        (57,120)        (57)       333     (1,027)         -        (751)
  Net change in unrealized appreciation
    (depreciation) of securities avail-
    able for sale                                -           -          -          -      2,284       2,284
  Cash dividends declared by pooled
    entities, $.27 per share                     -           -          -     (2,098)         -      (2,098)
  Net income                                     -           -          -      4,311          -       4,311
                                         ---------     -------    -------    -------    -------    --------
Balance, December 31, 1995               7,843,414       7,843     31,435     16,292        741      56,311
  Pre-merger stock transactions of
    pooled entities                        (42,008)        (42)      (466)       (11)         -        (519)
  Net change in unrealized appreciation
    (depreciation) of securities avail-
    able for sale                                -           -          -          -       (395)       (395)
  Cash dividends declared by pooled
    entities, $.32 per share                     -           -          -     (2,495)         -      (2,495)
  Net income                                     -           -          -      6,883          -       6,883
                                         ---------     -------    -------    -------    -------    --------
Balance, December 31, 1996               7,801,406       7,801     30,969     20,669        346      59,785
  Pre-merger stock transactions of
    pooled entities                         (1,828)         (1)       (13)         -          -         (14)
  Net proceeds of stock offering of
    pooled entity (net of offering
    costs of $1,728)                     1,840,230       1,840     19,029          -          -      20,869
  Net change in unrealized appreciation
    (depreciation) of securities avail-
    able for sale                                -           -          -          -      2,028       2,028
  Cash dividends declared by pooled
    entities, $.38 per share                     -           -          -     (3,277)         -      (3,277)
  Net income                                     -           -          -      9,329          -       9,329
                                         ---------     -------    -------    -------    -------    --------
Balance, December 31, 1997               9,639,808     $ 9,640    $49,985    $26,721    $ 2,374    $ 88,720
                                         =========     =======    =======    =======    =======    ========

     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-5

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            Year Ended December 31,
                                                                        ------------------------------
                                                                         1997        1996        1995
                                                                         ----        ----        ----
                                                                                (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                           $  9,329    $  6,883     $ 4,311
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Provision for loan and foreclosed real estate losses                  1,255       1,100       1,061
    Provision for depreciation and amortization                           1,220       1,047         962
    Provision for deferred income taxes                                    (333)         (5)       (191)
    Net realized (gains) losses on sales of securities                     (357)          1          34
    (Gain) loss on sale of equipment and foreclosed real estate            (210)        (55)         25
    Proceeds from sale of mortgage loans                                 54,820      34,710      33,431
    Net (gain) loss on sale of mortgage loans                              (111)         11          (4)
    Mortgage loans originated for sale                                  (54,100)    (34,878)    (33,705)
    Net accretion (amortization) of securities premiums and
      discounts                                                             241          17          53
    (Increase) decrease in:
      Due from mortgage investors                                        (1,947)       (274)     (2,232)
      Accrued interest receivable                                        (1,221)     (2,050)        366
      Prepaid expenses and other assets                                  (2,584)       (350)        (31)
    Increase in accrued interest payable and other liabilities             (320)      1,558         (74)
                                                                       --------    --------     -------
          Net cash provided by operating activities                       5,682       7,715       4,006
                                                                       --------    --------     -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of securities available for sale                   63,052       2,882      14,464
  Proceeds from maturities and calls of and principal repayments on
    securities available for sale                                        32,468      15,571      11,465
  Proceeds from maturities and calls of securities held to
    maturity                                                              9,225      10,335       9,356
  Purchases of securities available for sale                           (135,296)    (63,603)    (29,877)
  Purchases of securities held to maturity                              (37,094)    (29,428)    (14,596)
  (Increase) decrease in interest-bearing deposits with banks            21,227     (11,360)     (7,554)
  (Increase) decrease in federal funds sold                                 820       1,755      (2,245)
  Loans made to customers, net of principal collected                   (81,930)    (80,404)    (15,618)
  Proceeds from sales of foreclosed real estate                           1,821         575         149
  Purchases of premises and equipment                                    (3,026)     (1,901)     (1,880)
                                                                       --------    --------     -------
          Net cash used in investing activities                        (128,733)   (155,578)    (36,336)
                                                                       --------    --------     -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net income in demand and savings deposits                              73,932      64,273      23,064
  Net increase in time deposits                                          34,309      21,306      28,086
  Net proceeds from other borrowed funds                                    590      21,845      (7,861)
  Proceeds from long-term debt                                           40,000      47,000       9,000
  Principal payments on long-term debt                                  (37,000)     (4,000)    (14,000)
  Pre-merger stock transactions of pooled entity                            (36)       (666)     (1,014)
  Net proceeds from stock offering of pooled entity                      20,869           -           -
  Cash dividends paid                                                    (3,123)     (2,456)     (2,078)
                                                                       --------    --------     -------
          Net cash provided by financing activities                     129,541     147,302      35,197
                                                                       --------    --------     -------
          Increase (decrease) in cash and due from banks                  6,490        (561)      2,867

Cash and due from banks:
  January 1                                                              18,428      18,989      16,122
                                                                       --------    --------     -------
  December 31                                                          $ 24,918    $ 18,428     $18,989
                                                                       ========    ========     =======
<PAGE F-6>
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for:
    Interest                                                           $ 25,530    $ 18,480     $15,303
                                                                       ========    ========     =======
    Income taxes                                                       $  3,237    $  2,709     $ 2,075
                                                                       ========    ========     =======

     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-7

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.   SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation:
     The supplemental consolidated financial statements include the accounts of Main Street Bancorp, Inc. ("the Company"), a multi-bank holding company, and its wholly-owned subsidiaries, Berks County Bank, Heritage National Bank ("the Banks") and Heritage Holding Corporation (see Note 2). All significant intercompany accounts and transactions have been eliminated.

Nature of operations:
     The Banks operate under a state bank and national bank charter respectively, and provide full banking services.
     The Company and Berks County Bank are subject to regulation of the Pennsylvania Department of Banking and the Federal Reserve Bank, while Heritage National Bank is subject to regulation of the Office of the Comptroller of the Currency. The area served by the Banks is principally Berks, Bucks, Chester, Dauphin, Lehigh, Montgomery and Schuylkill Counties in Pennsylvania.

Estimates:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of cash flows:
     For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks.

Securities:
     Securities that management has both the positive intent and ability to hold to maturity are classified as securities held to maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method. Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available for sale and carried at fair value with adjustments to fair value, after tax, reported as a separate component of stockholders' equity. Management determines the appropriate classification of debt securities at the
     <PAGE F-8> time of purchase and reevaluates such designation at each balance sheet date.

     Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest and dividends on securities using the interest method. Gains and losses on the sale of securities are recorded on the trade date and are calculated using the specific identification method.

Loans receivable:
     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Banks are generally amortizing these amounts over the contractual life of the loan.

     A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for loan losses:
     The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or
     <PAGE F-9> the fair value, less selling costs, of the
     collateral for collateral dependent loans. By the time a loan becomes probable of foreclosure it has been charged down to fair value, less estimated cost to sell.

     The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Banks' past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

Mortgage loans held for sale:
     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value. Net unrealized losses are recognized through a valuation allowance by corresponding charges in the statements of income. All sales are made without recourse.

Due from mortgage investors:
     A division of one of the Bank subsidiaries performs underwriting and origination services for various mortgage investors. As part of this program, the Bank will temporarily fund the investors' mortgage commitments for periods generally ranging from three to forty-five days.

Premises and equipment:
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and accelerated depreciation methods over the related assets estimated useful lives.

Foreclosed real estate:
     Foreclosed real estate is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

     Foreclosed real estate is initially recorded at fair value, net of estimated selling costs at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value, less estimated costs to sell. Revenues and expenses from
     <PAGE F-10> operations, net realized gains and losses on
     sales and changes in the valuation allowance are included in other expenses.

Advertising costs:
     The Banks follow the policy of charging the costs of advertising to expense as incurred.

Income taxes:
     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company and the Banks will file a consolidated federal income tax return.

Earnings per share:
     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share". Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of stock options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to the requirements of Statement No. 128.

Dividends:
     Dividends declared represent the total of dividends declared of the two entities merged into the Company, BCB Financial Services Corporation and Heritage Bancorp, Inc., and not historical dividends of the Company. Dividends per share represent the total of dividends declared of the two entities divided by the weighted average number of shares outstanding. Total dividends declared by BCB Financial Services Corporation were $ 846,000, $ 435,000 and $ 332,000 for the years ended 1997, 1996 and 1995 respectively. Total dividends declared by Heritage Bancorp, Inc. were $ 2,431,000, $ 2,060,000 and $ 1,766,000 for the years ended
     December 31, 1997, 1996 and 1995 respectively.

Off-balance sheet financial instruments:
     In the ordinary course of business, the Banks have entered into off-balance sheet financial instruments consisting of commitments to extend credit, letters of credit and commitments to sell loans. Such financial instruments are
     <PAGE F-11> recorded in the supplemental consolidated
     balance sheets when they are funded.

Trust assets:
     Assets held in a fiduciary capacity for customers are not included in the supplemental consolidated financial statements since such items are not assets of the Bank.
     Trust income is recorded on the accrual method.

2.   MERGERS AND ACQUISITIONS

     The supplemental consolidated financial statements give retroactive effect to the pooling of interests merger of BCB Financial Services Corporation and Heritage Bancorp, Inc. as more fully described below. As a result, the supplemental consolidated balance sheets as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, are presented as if the combining companies had been consolidated for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical consolidated financial statements upon issuance of the supplemental consolidated financial statements for the period that includes the date of the acquisition. The supplemental consolidated statements of stockholders' equity reflect the accounts of the Company as if the common stock had been issued during all periods presented.

     On May 1, 1998, the Company was formed upon the completion of a merger between BCB Financial Services Corporation (BCB) and Heritage Bancorp, Inc. (Heritage). The merger was accounted for as a pooling of interests by the Company. A summary of consolidated operating results and financial condition of BCB and Heritage for the year ended December 31, 1997 is as follows:

                               BCB        Heritage     Combined

     Net loans               $246,207     $231,631     $477,838
     Deposits                 360,552      266,256      626,808
     Stockholders' equity      44,101       44,619       88,720
     Total assets             447,594      366,269      813,863
     Net interest income       12,117       16,387       28,504
     Net income                 3,301        6,028        9,329

     As a result of the merger, each of the 3,471,062 outstanding shares of BCB common stock as of December 31, 1997 was converted into 1.3335 shares of the Company's common stock and each of the 4,772,521 outstanding shares of Heritage common stock as of December 31, 1997 was converted into 1.05 shares of the Company's common stock, with cash being paid for fractional share interests.

     On March 1, 1995, Heritage acquired a financial institution which was accounted for as a pooling of interests transaction.
<PAGE F-12> In the aggregate, this transaction added $ 81,497,000 in assets, $ 54,649,000 in net loans, $ 67,468,000 in deposits, $ 8,911,000 in stockholders' equity and involved the issuance of approximately 1,474,000 shares of common stock.

3.   RESTRICTIONS ON CASH AND DUE FROM BANK BALANCES

     The Banks are required to maintain average reserve balances with the Federal Reserve Bank or in vault cash. The total of those reserve balances was approximately $ 3,648,000 and $ 2,724,000 at December 31, 1997 and 1996 respectively.

4.   SECURITIES

     The amortized cost and approximate fair value of securities at December 31 were as follows:

                                                        Gross       Gross
                                           Amortized  Unrealized  Unrealized    Fair
                                             Cost       Gains       Losses      Value
                                                         (In Thousands)
Available for sale securities:
  December 31, 1997:
    U.S. Treasury securities               $ 10,801    $    58    $    (7)    $ 10,852
    U.S. Government agencies and
      corporations                           32,981        488         (9)      33,460
    States and political subdivisions        45,538      1,248        (10)      46,776
    Other securities                            100          1          -          101
    Mortgage-backed and asset-backed
      securities                             12,853        984          -       13,837
    Equity Securities                       103,132      1,172       (224)     104,080

                                           $205,405    $ 3,951    $  (250)    $209,106

  December 31, 1996:
    U.S. Treasury securities               $  3,465    $    44    $     -     $  3,509
    U.S. Government agencies and
      corporations                           25,328         59       (159)      25,228
    States and political subdivisions        33,625        219       (249)      33,595
    Other securities                          1,100         17         (1)       1,116
    Mortgage-backed and asset-backed
      securities                             75,051        769       (626)      75,194
    Equity securities                         9,562        507          -       10,069

                                           $148,131    $ 1,615    $(1,035)    $148,711

Held to maturity securities:
  December 31, 1997:
    U.S. Government agencies and
      corporations                         $ 60,724    $   602    $   (41)    $ 61,285
    States and political subdivisions        10,165        302         (8)      10,459
    Other                                        25          -          -           25

                                           $ 70,914    $   904    $   (49)    $ 71,769

  December 31, 1996:
    U.S. Treasury securities               $ 11,873    $    62    $   (44)    $ 11,891
    U.S. Government agencies and
      corporations                           24,253        138       (217)      24,174
<PAGE F-13>
    States and political subdivisions        18,374        426        (26)      18,774
    Other                                        25          -          -           25

                                           $ 54,525    $   626    $  (287)    $ 54,864

     Equity securities are principally comprised of Pennsylvania community banks, Federal Home Loan Bank and Federal Reserve Bank stock.

     The amortized cost and fair value of securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without any penalties.

                                      Available For Sale       Held to Maturity
                                      Amortized    Fair       Amortized     Fair
                                        Cost       Value        Cost        Value
                                                      (In Thousands)
Due in one year or less               $  3,507    $  3,519    $    365    $    384
Due after one year through five
  years                                 20,443      20,707       1,704       1,714
Due after five years through ten
  years                                 23,233      23,818      21,302      21,809
Due after ten years                     42,237      43,145      47,543      47,862
Mortgage-backed and asset-backed
  securities                           103,132     104,080           -           -
Equity securities                       12,853      13,837           -           -

                                      $205,405    $209,106    $ 70,914    $ 71,769

     Gross gains of $ 606,000 and gross losses of $ 249,000 were realized on sales of available for sale securities in 1997. Gross gains of $ 2,000 and gross losses of $ 3,000 were realized on sales of available for sale securities in 1996. Gross gains of $ 88,000 and gross losses of $ 122,000 were realized on the sales of available for sale securities in 1995.

     Securities with an amortized cost of $ 35,142,000 and $ 15,298,000 at December 31, 1997 and 1996 respectively were pledged as collateral on public deposits and for other purposes as required or permitted by law.

5.   LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

     The components of loans receivable at December 31, 1997 and 1996 were as follows:

                                          1997         1996
                                           (In Thousands)

     Commercial                         $222,050     $178,021
<PAGE F-14>
     Installment                          70,077       62,092
     Mortgage                            175,978      152,139
     Construction                         15,091       10,662

                                         483,196      402,914
     Less:
       Allowance for loan losses           5,738        5,072
       Net deferred loan fees and costs     (380)          52

                                           5,358        5,124

                                        $477,838     $397,790

     Changes in the allowance for loan losses for the years ended
December 31, 1997, 1996 and 1995 were as follows:

                                      1997      1996      1995
                                           (In Thousands)

     Balance, beginning              $5,072    $4,883    $4,449
     Provision for loan losses        1,140       867       828
     Loans charged off                 (705)     (995)     (588)
     Recoveries                         231       317       194

     Balance, ending                 $5,738    $5,072    $4,883

     The recorded investment in impaired loans, not requiring an allowance for loan losses, was $ 2,409,000, $ 1,070,000 and $ 1,066,000 at December 31, 1997, 1996 and 1995 respectively.
The recorded investment in impaired loans requiring an allowance for loan losses was $ 614,000, $ 1,122,000 and $ 889,000 at
December 31, 1997, 1996 and 1995 respectively. At December 31, 1997, 1996 and 1995, the related allowance for loan losses associated with those loans was $ 287,000, $ 407,000 and $ 418,000 respectively. For the years ended December 31, 1997, 1996 and 1995, the average recorded investment in these impaired loans was $ 2,704,000, $ 2,390,000 and $ 2,171,000 respectively.
Interest income on impaired loans of $ 63,000, $ 84,000 and $ 37,000 was recognized for cash payments received in 1997, 1996 and 1995 respectively.

6.   PREMISES AND EQUIPMENT

     Components of premises and equipment at December 31, 1997 and 1996 were as follows:

                                          1997         1996
                                           (In Thousands)

     Land                               $  2,162     $  2,080
     Building and improvements            10,327        8,712
     Furniture, fixtures and equipment     7,301        7,243
     Leasehold improvements                  110          110
<PAGE F-15>
     Construction in progress                 83          104

                                          19,983       18,249
     Less accumulated depreciation         8,472        8,523

                                        $ 11,511     $  9,726

7.   DEPOSITS

     The aggregate amount of certificates of deposit with a minimum denomination of $ 100,000 was approximately $ 18,528,000 and $ 20,261,000 at December 31, 1997 and 1996 respectively.

     At December 31, 1997, the scheduled maturities of time deposits are as follows (in thousands):

     1998                         $124,387
     1999                           70,661
     2000                           44,002
     2001                           10,317
     2002                           10,625
     Thereafter                        983

                                  $260,975

8.   OTHER BORROWED FUNDS AND LONG-TERM DEBT

     A Bank subsidiary maintains a U.S. Treasury tax and loan note option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Deposits are subject to withdrawal and are evidenced by an open-ended interest-bearing note. Borrowings under this note option account were $ 1,056,000 and $ 718,000 at December 31, 1997 and 1996 respectively.

     The Banks have other short-term borrowings from the Federal Home Loan Bank at December 31, 1997 and 1996 in the amount of
$ 29,204,000 and $ 28,952,000 respectively. The December 31, 1997 balance outstanding is due in 1998, at an average interest rate of 5.94%.

     Long-term debt consisted of the following at December 31, 1997 and 1996 (in thousands):

                                                        1997        1996
Notes with the Federal Home Loan Bank (FHLB):

  Term notes due May 1998 at 5.66% weighted
    average fixed rate                                $ 3,450     $ 3,450
  Term note due September 1998 at 5.05% fixed rate          -       2,000
  Term note due November 1998 at 5.56% fixed rate       1,000       1,000
<PAGE F-16>
  3 year/3 month term note due October 1999 at
    5.87% fixed rate                                    5,000       5,000
  Term note due September 2001 at 6.05% fixed rate      5,000       5,000
  5 year/3 month term note due December 2001 at
    4.97% fixed rate(1)                                     -      10,000
  5 year/3 month term note due December 2001 at
    4.92%(1)                                                -      25,000
  5 year/6 month term note due March 2002 at
    5.46%(1)                                           30,000           -
  5 year/3 month term note due July 2002 at 5.60%(1)   10,000           -

                                                      $54,450     $51,450

(1) These notes contain a convertible option which allows the FHLB, at quarterly intervals, to change the note to an adjustable-rate advance at three-month LIBOR (5.81% at December 31, 1997) plus 3 to 8 basis points. If the notes are converted, the option allows the Bank to put the funds back to the FHLB at no charge. The years/months refers to the maturity of the note (in years) and the term until the first convertible date (in months). All of these notes have passed the original convertible date.

     Contractual maturities of long-term debt at December 31, 1997 are as follows (in thousands):

     1998                         $ 4,450
     1999                           5,000
     2000                               -
     2001                           5,000
     2002                          40,000

                                  $54,450

     The Banks have a maximum borrowing capacity with the Federal
Home Loan Bank of approximately $ 309,379,000.  Advances from the
Federal Home Loan Bank are secured by qualifying assets of the Banks.

9.   INCOME TAXES

     The provision for federal income taxes for the years ended
December 31, 1997, 1996 and 1995 consisted of the following (in thousands):

                                  1997        1996       1995

     Current                    $ 3,650     $ 2,433    $ 2,081
     Deferred                      (333)         (5)      (191)

                                $ 3,317     $ 2,428    $ 1,890

     A reconciliation of the statutory income tax at a rate of 34% to the income tax expense in the supplemental consolidated
<PAGE F-17> statements of income for the years ended December 31,
1997, 1996 and 1995 is as follows (in thousands):

                                  1997        1996       1995

     Federal income tax at
       statutory rate           $ 4,299     $ 3,166    $ 2,108
     Tax-exempt interest         (1,093)       (807)      (442)
     Disallowance of interest
       expense                      143          97         48
     Non-deductible merger
       expenses                       -           -        111
     Other                          (32)        (28)        65

                                $ 3,317     $ 2,428    $ 1,890

     The income tax provision includes $ 121,000 in 1997, $ -0-in 1996 and $ (11,000) in 1995 of income tax expense (benefit) related to net realized securities gains (losses).

     Net deferred tax assets consisted of the following components as of December 31, 1997 and 1996:

                                              1997       1996
                                              (In Thousands)
     Deferred tax assets:
       Allowance for loan losses            $ 1,363     $ 1,051
       Interest on non-accrual loans            138          84
       Deferred compensation                    104          81
       Other                                     85          70

          Total deferred tax assets           1,690       1,286

     Deferred tax liabilities:
       Premises and equipment                   279         274
       Prepaid expenses                         119         100
       Loan origination fees and costs          164         116
       Unrealized appreciation on securities
         available for sale                   1,327         235

          Total deferred tax liabilities      1,889         725

          Net deferred tax asset
            (liability)                     $  (199)    $   561

10.  EMPLOYEE BENEFIT PLANS

     The Company's Bank subsidiaries have 401(k) plans which cover employees who meet the eligibility requirements of having worked 1,000 hours in a plan year and have attained the age of
21. Participants are permitted to contribute from 1% to 15% of compensation. The Banks will match the participant's contributions up to a maximum percentage. The expense related to the Banks' 401(k) plans was $ 138,000, $ 105,000 and $ 81,000 for the years ended December 31, 1997, 1996 and 1995 respectively.
<PAGE F-18>

     A Bank subsidiary has a noncontributory pension plan covering eligible employees. Benefits are based on the employee's compensation and years of service. The Bank's funding policy is to contribute annually amounts not to exceed the maximum amount deductible for federal income tax purposes.
Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

     The following table sets forth the Plan's status and amounts recognized in the supplemental consolidated financial statements at and for the years ended December 31:

                                                        1997         1996
                                                          (In Thousands)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested
    benefits 1997 $1,495; 1996 $1,533                 $ (1,532)    $ (1,552)

  Projected benefit obligation for service rendered
    to date                                           $ (1,799)    $ (1,831)
Plan assets at fair value, primarily listed
  stocks and U.S. government obligations                 2,950        2,493
Plan assets in excess of projected benefit
  obligation                                             1,151          662
Unrecognized net gain from past experience
  different than assumed                                  (759)        (266)
Unrecognized net transition asset                         (115)        (137)

      Prepaid pension cost included in other assets   $    277     $    259

                                                1997         1996        1995
                                                        (In Thousands)
Net pension expense included the following
  components:
  Service costs, benefits earned during
    the period                                $ 77         $ 64        $ 56
  Interest cost on projected benefit
    obligation                                 126          122         119
  Actual return on plan assets                (185)        (171)       (156)
  Net amortization and deferral                (36)         (28)        (26)

     Net periodic pension cost (income)       $(18)        $(13)       $ (7)

     The weighted average discount rate and the rate of increase of future compensation levels used in determining the actuarial present value of the projected benefit obligation was 7.25% and 6.00% at December 31, 1997 and 1996 respectively. The expected long-term rate of return on plan assets was 7.50% in 1997, 1996 and 1995.
  <PAGE F-19>
     In May 1998, the noncontributory pension plan was terminated, and the plan assets in excess of the projected benefit obligation were contributed to the plan's eligible participants. The prepaid pension cost was charged to employee benefits expense at this time.

11.  OTHER EXPENSES

     The following represents the most significant categories of other expenses for the years ended December 31:

                                      1997      1996       1995
                                           (In Thousands)

     Advertising                     $  978    $  991     $  433
     Data processing and MAC fees       802       626        495
     F.D.I.C. insurance premiums         66        20        431
     Loan expenses                      391       297        282
     Office supplies and expenses     1,136       885        933
     Professional fees                  936       746        862
     Taxes, other than income           552       536        475
     Telephone                          264       243        230
     Foreclosed real estate              (4)      363        311
     Merger                               -         -        687
     Restructuring                        -         -        391
     All other expenses               1,365     1,222        937

                                     $6,486    $5,929     $6,467

12.  STOCK OPTIONS AND GRANTS

     The pooled entities to the Company have various qualified and non-qualified stock option plans for employees and non-employee directors which have carried over to the Company and which cover approximately 765,000 shares of common stock. The option prices under the plans are the fair market value of the common stock on the date the options are granted and an option's maximum term is generally ten years. Options are exercisable six months to one year after the date of grant.

     A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                               1997                   1996                   1995
                                        -----------------------------------------------------------------
                                                   Weighted               Weighted               Weighted
                                                   Average                Average                Average
                                                   Exercise               Exercise               Exercise
                                        Options     Price      Options     Price      Options     Price
                                        -----------------------------------------------------------------
Outstanding, beginning of year          259,094     $ 8.34     131,848     $ 6.83     122,448     $ 6.49
Granted                                  50,715      12.72     141,559       9.38      22,313       9.57
Exercised                               (18,515)      8.07     (14,313)      5.44     (12,913)      8.32
Forfeited                                (9,820)     12.74           -          -           -          -
                                        -----------------------------------------------------------------
Outstanding, end of year                281,474     $ 8.91     259,094     $ 8.34     131,848     $ 6.83
<PAGE F-20>
                                        =================================================================
Exercisable at end of year              248,609     $ 8.40     125,404     $ 7.26     115,834     $ 6.45
                                        =================================================================

     Stock options outstanding at December 31, 1997 are exercisable at prices ranging from $ 4.57 to $ 12.72 a share.
The weighted average remaining contractual life of those options is 7 years.

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for options granted in 1997 and 1996. Had compensation cost for stock options granted in 1997 and 1996 been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share for the years ended December 31, 1997 and 1996 would have been reduced to the pro-forma amounts indicated below (in thousands, except per share amounts):

                                          1997       1996

     Net income:
       As reported                       $9,329     $6,883

       Pro forma                         $9,260     $6,703

     Basic earnings per share:
       As reported                       $ 1.09     $ 0.88

       Pro forma                         $ 1.08     $ 0.86

     Diluted earnings per share:
       As reported                       $ 1.07     $ 0.88

       Pro forma                         $ 1.07     $ 0.86

     The fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997 and 1996 respectively: risk-free interest rate of 6.5% and 6.0%, volatility .12 and .11, dividend yield of 3.6% and 3.6%, and an expected life of 7.5 and 5.5 years. The weighted-average fair value of options granted was $ 2.37 per share in 1997 and $ 2.28 per share in 1996.

13.  COMMITMENTS AND CONTINGENCIES

Lease commitments and total rental expense:
     The Banks rent facilities under lease agreements which expire between 1998 and 2009, and require various minimum annual rentals. The total minimum rental commitments at December 31, 1997 are as follows: <PAGE F-21>

During the year ending December 31 (in thousands):

          1998                            $  275
          1999                               108
          2000                                84
          2001                                86
          2002                                88
          Later years                        419
                                          $1,060

     The total rental expense included in the income statements for the years ended December 31, 1997, 1996 and 1995 is $ 347,000, $ 360,000 and $ 343,000 respectively.

Commitments:
     At December 31, 1997, a Bank subsidiary has entered into agreements of sale to purchase land in Robesonia, Pennsylvania to build a branch office, to purchase land and a building in Boyertown, Pennsylvania for the use as a branch office and to purchase a building in Reading, Pennsylvania for the use as the Company's operations facility. Deposits on the purchase of these properties of $ 121,000 are included in premises and equipment as of December 31, 1997. The estimated cost to acquire and complete these projects is approximately $ 5,250,000 at December 31, 1997. Settlement on the purchase of the building in Reading occurred in February 1998.

Contingencies:
     The Company is a defendant in various lawsuits wherein various amounts are claimed. In the opinion of the Company's management, these suits are without merit and should not result in judgments which, in the aggregate, would have a material adverse effect on the Company's supplemental consolidated financial statements.

14.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Banks are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, letters of credit and commitments to sell loans. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

     The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
  <PAGE F-22>
     A summary of the contractual amount of the Banks' financial instrument commitments at December 31, 1997 and 1996 is as follows (in thousands):

                                             1997       1996

     Commitments to extend credit           $85,851    $73,489
     Outstanding letters of credit            4,900      3,113
     Commitments to sell loans                    -          -

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

     Outstanding letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     Commitments to sell loans are to the Federal National
Mortgage Association and other mortgage investors. These commitments are generally met through mortgage originations in the normal course of business.

15.  CONCENTRATION OF CREDIT RISK

     The Banks grant commercial, residential and consumer loans to customers primarily located in Berks, Bucks, Chester, Dauphin, Lehigh, Montgomery and Schuylkill Counties in Pennsylvania. The concentrations of credit by type of loan are set forth in Note 5. Although the Banks have a diversified loan portfolio, their debtors' ability to honor their contracts is influenced by the region's economy.

16.  TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

     The Banks have had, and may be expected to have in the future, banking transactions in the ordinary course of business with their executive officers and directors and their related interests on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 1997 and 1996, these persons were indebted to the Banks for loans totaling $ 4,709,000
<PAGE F-23> and $ 6,447,000 respectively.  During 1997,
$ 8,393,000 of new loans were made; repayments totaled
$ 10,131,000.

17.  REGULATORY MATTERS AND STOCKHOLDERS' EQUITY

     The Company and its Bank subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its Bank subsidiaries must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1997, that the Company and its bank subsidiaries meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notifications from the banking agencies categorized the bank subsidiaries as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Banks' category.

     The actual capital amounts and ratios are also presented in the table below:

                                                                                                To Be Well
                                                                         For Capital         Capitalized Under
                                                                          Adequacy           Prompt Corrective
                                                    Actual                Purposes           Action Provisions
                                            ---------------------------------------------------------------------
                                              Amount      Ratio       Amount     Ratio       Amount       Ratio
                                            ---------------------------------------------------------------------
                                                                   (Dollars in Thousands)
As of December 31, 1997:                                                       Greater Than or Equal to
  Total capital (to risk weighted assets):                           --------------------------------------------
    Company                                  $ 92,182     18.72%     $ 39,394      8.00%             N/A
    Berks County Bank                          39,253     15.38        20,411      8.00      $ 25,514      10.00%
    Heritage National Bank                     42,276     19.13        17,679      8.00        22,099      10.00
  Tier I capital (to risk weighted assets):
    Company                                    86,444     17.56        19,691      4.00              N/A
    Berks County Bank                          36,650     14.36        10,206      4.00        15,308       6.00
    Heritage National Bank                     39,510     17.88         8,839      4.00        13,258       6.00
<PAGE F-24>
  Tier I capital (to average assets):
    Company                                    86,444     10.93        31,635      4.00              N/A
    Berks County Bank                          36,650      8.33        17,591      4.00        21,989       5.00
    Heritage National Bank                     39,510     11.38        13,888      4.00        17,359       5.00

As of December 31, 1996:
  Total capital (to risk weighted assets):
    Company                                  $ 64,455     16.06%     $ 32,107      8.00%             N/A
    Berks County Bank                          19,873     10.46        15,205      8.00      $ 19,006      10.00%
    Heritage National Bank                     38,513     18.47        16,681      8.00        20,852      10.00
  Tier I capital (to risk weighted assets):
    Company                                    59,437     14.81        16,053      4.00              N/A
    Berks County Bank                          17,872      9.40         7,602      4.00        11,403       6.00
    Heritage National Bank                     35,901     17.22         8,339      4.00        12,509       6.00
  Tier I capital (to average assets):
    Company                                    59,437      9.81        24,235      4.00              N/A
    Berks County Bank                          17,872      6.18        11,572      4.00        14,465       5.00
    Heritage National Bank                     35,901     11.45        12,542      4.00        15,677       5.00

     State and federal banking laws and regulations limit the amount of dividends that may be paid by the Bank subsidiaries to the Company. As of December 31, 1997, the Bank subsidiaries had retained earnings of approximately $ 17,231,000 available for payment of dividends to the Company. Under Federal Reserve Regulations, the Banks are limited as to the amount they may lend affiliates, including the Company, unless such loans are collateralized by specified obligations. At December 31, 1997, the maximum amount available for transfer from the Banks to the Company in the form of loans approximated 10% of capital and surplus.

18.  EARNINGS PER SHARE

     The following table sets forth the computations of basic and diluted earnings per share:

                                                   Years Ended December 31,
                                            1997            1996           1995
Numerator, net income                    $ 9,329,000     $6,883,000     $4,311,000

Denominator:
  Denominator for basic earnings per
    share, weighted average shares         8,584,093      7,799,346      7,927,858
  Effect of dilutive securities, stock
    options                                   99,294         33,593         15,840

        Denominator for diluted earnings
          per share, weighted average
          shares and assumed conversions   8,683,387      7,832,939      7,943,698

  Basic earnings per common share        $      1.09     $     0.88     $     0.54

  Diluted earnings per common share      $      1.07     $     0.88     $     0.54

  <PAGE F-25>
19.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management uses its best judgment in estimating the fair value of the Company's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these supplemental consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

     The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company's financial instruments at December 31, 1997 and 1996:

     Cash, federal funds sold and interest-bearing deposits with banks:
          The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

     Securities:
          Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

     Loans receivable:
          For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     Mortgage loans held for sale:
          The fair values of the Company's mortgages held for sale are based on quoted market prices of similar loans sold.

     Due from mortgage investors:
          The carrying amounts of due from mortgage investors approximate their fair values. <PAGE F-26>

     Accrued interest receivable:
          The carrying amounts of accrued interest receivable approximate their fair value.

     Deposit liabilities:
          The fair value of demand deposits, savings accounts and certain money market accounts is the amount payable on demand at the reporting date. The carrying amounts for variable-rate fixed-term money market accounts and certificates of deposits approximate their fair values at the reporting date. The fair value of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

     Accrued interest payable:
          The carrying amounts of accrued interest payable approximate their fair value.

     Other borrowed funds:
          The carrying amounts of short-term borrowings approximate their fair values.

     Long-term debt:
          The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     Off-balance sheet instruments:
          The fair values of the Company's commitments to extend credit and outstanding letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

     The estimated fair value of the Company's financial instruments at December 31, 1997 and 1996 were as follows:

                                              1997                    1996
                                       Carrying   Estimated    Carrying   Estimated
                                        Amount    Fair Value    Amount    Fair Value
                                                       (In Thousands)
Financial Assets:
  Cash and due from banks               $ 24,918    $ 24,918    $ 18,428    $ 18,428
  Interest-bearing deposits with banks       200         200      21,427      21,427
  Federal funds sold                         470         470       1,290       1,290
  Securities                             280,020     280,875     203,236     203,575
  Loans receivable, net                  477,838     482,271     397,790     400,674
  Mortgage loans held for sale                 -           -         609         609
  Due from mortgage investors              5,425       5,425       3,478       3,478
  Accrued interest receivable              5,825       5,825       4,217       4,217
  <PAGE F-27>
Financial Liabilities:
  Deposits                               626,808     628,322     518,567     518,240
  Accrued interest payable                 2,347       2,347       1,899       1,899
  Other borrowed funds                    30,260      30,260      29,670      29,670
  Long-term debt                          54,450      54,305      51,450      51,250

Off-Balance Sheet Financial Instruments:
  Commitments to extend credit                 -           -           -           -
  Outstanding letters of credit                -           -           -           -

  PAGE F-28

20.  PARENT COMPANY ONLY FINANCIAL INFORMATION

                           BALANCE SHEETS

                                                December 31,
                                             1997         1996
                                               (In Thousands)
  ASSETS

Cash                                       $ 7,484      $ 3,126
Investment in bank subsidiaries             77,867       53,823
Securities available for sale                4,542        3,276
Other assets                                   356          326

                                           $90,249      $60,551

  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                $ 1,529      $   766

Stockholders' equity                        88,720       59,785

                                           $90,249      $60,551


                        STATEMENTS OF INCOME

                                      Years Ended December 31,
                                     1997       1996       1995
                                           (In Thousands)

Dividends from bank subsidiaries   $ 2,275    $ 3,550    $ 2,566
Interest and dividend income           318         36         37
Net realized gains on securities
  available for sale                   180          -          -
Other expenses                        (140)       (77)       (75)

     Income before income taxes
       (benefit) and equity in
       undistributed net income
       of bank subsidiaries          2,633      3,509      2,528

Income taxes (benefit)                 103        (23)       (19)

     Income before equity in
       undistributed net income
       of bank subsidiaries          2,530      3,532      2,547

Equity in undistributed net income
 of bank subsidiaries                6,799      3,351      1,764

     Net income                    $ 9,329    $ 6,883    $ 4,311
  PAGE F-29

                         STATEMENTS OF CASH FLOWS

                                                       Years Ended December 31,
                                                     1997       1996       1995
                                                           (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $ 9,329    $ 6,883    $ 4,311
  Undistributed net income of bank subsidiaries     (6,799)    (3,351)    (1,764)
  Net realized gains on sales of securities           (180)         -          -
  (Increase) decrease in other assets                   (9)      (240)        47
  Increase (decrease) in liabilities                   416        427        (56)

     Net cash provided by operating activities       2,757      3,719      2,538

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of securities available for sale          (856)      (184)       (40)
  Sales of securities available for sale               247          -          -

     Net cash used in investing activities            (609)      (184)       (40)

CASH FLOWS FROM FINANCING ACTIVITIES
  Pre-merger stock transactions of pooled entities     (36)      (666)    (1,014)
  Additional investment in bank subsidiaries       (15,500)         -     (2,000)
  Net proceeds from stock offering of pooled
    entity                                          20,869          -          0
  Cash dividends                                    (3,123)    (2,456)    (2,078)

     Net cash provided by (used in) financing
       activities                                    2,210     (3,122)    (5,092)

     Net increase (decrease) in cash                 4,358        413     (2,594)

Cash:
  Beginning                                          3,126      2,713      5,307

  Ending                                           $ 7,484    $ 3,126    $ 2,713

21.  SUBSEQUENT EVENT

     On January 28, 1998, Heritage sold its 19.9% investment in a closely-held community bank for $ 3,364,000 resulting in a pre-tax gain of $ 1,682,000. At December 31, 1997, this investment was carried in the supplemental consolidated financial statements at its cost of $ 1,682,000 since it did not have a readily determinable fair value as defined by FASB Statement No. 115.
  PAGE F-30

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF BALANCE SHEETS
(UNAUDITED)

                                                    March 31,   December 31,
                                                       1996         1997
                                                         (In Thousands,
                                                      Except Per Share Data)
     ASSETS

Cash and due from banks                              $ 24,200     $ 24,918
Interest-bearing deposits with banks                       59          200
Federal funds sold                                        470          470
Securities available for sale                         218,483      209,106
Securities held to maturity, fair value March 31,
  1998 $74,896; December 31, 1997 $71,769              74,461       70,914
Loans receivable, net of allowance for loan losses
  March 31, 1998 $5,817; December 31, 1997 $5,738     505,326      477,838
Due from mortgage investors                             7,256        5,425
Premises and equipment, net                            14,520       11,511
Accrued interest receivable                             5,687        5,825
Prepaid expenses and other assets                       6,877        7,656

          Total assets                               $857,339     $813,863

     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits:
    Demand, non-interest bearing                     $ 82,843     $ 73,985
    Demand, interest bearing                          215,631      193,358
    Savings                                            92,350       98,490
    Time deposits                                     271,004      260,975

          Total deposits                              661,828      626,808

Accrued interest payable and other liabilities         16,457       13,625
Other borrowed funds                                   32,997       30,260
Long-term debt                                         54,450       54,450

          Total liabilities                           765,732      725,143

Stockholders' equity:
  Preferred stock, authorized and unissued
    5,000,000 shares                                        -            -
  Common stock, par value $1.00 per share;
    authorized 50,000,000 shares; issued and
    outstanding March 31, 1998 9,662,479 shares;
    December 31, 1997 9,639,808 shares                  9,662        9,640
  Surplus                                              50,293       49,985
  Retained earnings                                    29,489       26,721
  Net unrealized appreciation on securities
    available for sale, net of taxes                    2,163        2,374

          Total stockholders' equity                   91,607       88,720

          Total liabilities and stockholders'
            equity                                   $857,339     $813,863

  <PAGE F-31>
     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-32

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                  Three Months Ended March 31,
                                                       1998         1997
                                                         (In Thousands,
                                                      Except Per Share Data)

Interest income:
  Loans receivable, including fees                   $ 10,612     $  8,807
  Interest and dividends on securities:
    Taxable                                             3,589        2,531
    Tax-exempt                                            796          707
  Other                                                    11          168

          Total interest income                        15,008       12,213

Interest expense:
  Deposits                                              6,014        4,734
  Other borrowed funds                                    482          342
  Long-term debt                                          751          669

          Total interest expense                        7,247        5,745

          Net interest income                           7,761        6,468

Provision for loan losses                                 235          286

          Net interest income after provision
            for loan losses                             7,526        6,182

Other income:
  Income from fiduciary activities                        224          293
  Customer service fees                                   414          361
  Mortgage banking activities                             362          146
  Net realized gains on sales of securities             1,682          128
  Other                                                   222           86

          Total other income                            2,904        1,014

Other expenses:
  Salaries and wages                                    2,284        1,801
  Employee benefits                                       546          434
  Occupancy                                               426          377
  Equipment depreciation and maintenance                  342          325
  Other                                                 1,644        1,764

          Total other expenses                          5,242        4,701

          Income before income taxes                    5,188        2,495

Income taxes                                            1,473          650

          Net income                                 $  3,715     $  1,845

Basic earnings per share                             $   0.39     $   0.24

Diluted earnings per share                           $   0.38     $   0.23

  <PAGE F-33>
     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-34

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)


Three Months Ended March 31, 1998
                                                                                              Appreciation
                                        Number of                                             (Depreciation)
                                        Shares of                                             On Securities                  Compre-
                                        Common           Common                  Retained     Available for                  hensive
                                        Stock            Stock       Surplus     Earnings     Sale             Total         Income
                                                                   (In Thousands, Except Share Data)

Balance, December 31, 1997              9,639,808        $9,640      $49,985       $26,721      $2,374         $88,720
  Net income                                    -             -            -         3,715           -           3,715       $3,715
  Pre-merger stock transactions of
    pooled entities                        22,671            22          308             -           -             330            -
Net change in unrealized
  appreciation of securities
  available for sale                            -             -            -             -        (211)           (211)       (211)
Comprehensive income                                                                                                        $3,504
Cash dividends declared                         -             -            -          (947)          -            (947)

Balance, March 31, 1998                 9,662,479        $9,662      $50,293       $29,489      $2,163         $91,607


     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-35

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Three Months Ended March 31,                                                 1998           1997
                                                                               (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                $3,715         $ 1,845
   Adjustments to reconcile net income to net cash provided
      by (used in) operating activities:
   Provision for loan and foreclosed real estate losses                         258             326
   Provision for depreciation and amortization                                  309             292
   Net realized gain on sales of securities                                  (1,682)           (128)
   Provision for deferred income taxes                                         (119)            (94)
   Gain on sale of foreclosed real estate                                        (9)              -
   Proceeds from sale of mortgage loans                                      21,903           7,987
   Net (gain) loss on sale of mortgage loans                                    (23)             10
   Mortgage loans originated for sale                                       (21,877)         (7,838)
   Net accretion (amortization) of securities premiums and discounts            253               1
   (Increase) decrease in:
      Due from mortgage investors                                            (1,831)          1,168
      Accrued interest receivable                                               138            (447)
      Prepaid expenses and other assets                                       1,069          (3,682)
   Increase in accrued interest payable and other liabilities                 1,302             452

      Net cash provided by (used in) operating activities                     3,406            (108)

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sales of securities available for sale                       3,364           4,370
   Proceeds from maturities and calls of and principal repayments on
      securities available for sale                                          11,583           5,790
   Proceeds from maturities and calls of securities held to maturity          4,250           1,790
   Purchases of securities available for sale                               (15,992)        (20,306)
   Purchases of securities held to maturity                                 (13,184)         (4,994)
   Decrease in interest-bearing deposits with banks                             141          20,556
   Net decrease in federal funds sold                                             -             250
   Loans made to customers, net of principal collected                      (28,143)        (18,188)
   Proceeds from sales of foreclosed real estate                                313             262
   Purchases of premises and equipment                                       (3,315)         (1,246)

      Net cash used in investing activities                                 (40,983)        (11,716)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in demand and savings deposits                               24,991         15,127
   Net increase in time deposits                                             10,029          7,091
   Net proceeds from other borrowed funds                                     2,737         (3,625)
   Proceeds from long-term debt                                                   -         30,000
   Principal payments on long-term debt                                           -        (35,000)
   Pre-merger stock transactions of pooled entities                             327           (264)
   Cash dividends paid                                                       (1,225)          (696)

      Net cash provided by financing activities                              36,859         12,633

      Increase (decrease) in cash and due from banks                           (718)           809

Cash and due from banks:
   January 1                                                                 24,918         18,428

   March 31                                                                 $24,200        $19,237
                                                                            =======        =======
  PAGE F-36

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)


                                                         Three Months Ended
                                                              March 31,
                                                          1998         1997
                                                           (In Thousands)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for:
    Interest                                            $ 7,344      $ 5,704

    Income taxes                                        $ 1,110      $     -



     See Notes to Supplemental Consolidated Financial Statements.
  PAGE F-37

MAIN STREET BANCORP, INC. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.   BASIS OF PRESENTATION

     The supplemental consolidated financial statements give retroactive effect to the pooling of interests merger of BCB Financial Services Corporation and Heritage Bancorp, Inc. as more fully described below. As a result, the supplemental consolidated balance sheets as of March 31, 1998 and December 31, 1997, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the three months ended March 31, 1998 and 1997, are presented as if the combining companies had been consolidated for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical consolidated financial statements upon issuance of the supplemental consolidated financial statements for the period that includes the date of the acquisition. The supplemental consolidated statements of stockholders' equity reflect the accounts of the Company as if the common stock had been issued during all periods presented.

     On May 1, 1998, the Company was formed upon the completion of a merger between BCB Financial Services Corporation (BCB) and Heritage Bancorp, Inc. (Heritage). The merger was accounted for as a pooling of interests by the Company. A summary of consolidated operating results and financial condition of BCB and Heritage for the three months ended March 31, 1998 is as follows:

                                             BCB     Heritage     Combined

Net loans                                 $267,422   $237,904     $505,326
Deposits                                   400,719    261,109      661,828
Stockholders' equity                        44,869     46,738       91,607
Total assets                               483,332    374,007      857,339
Net interest income                          3,663      4,098        7,761
Net income                                   1,122      2,593        3,715


     As a result of the merger, each of the 3,471,062 outstanding shares of BCB common stock as of December 31, 1997 was converted into 1.3335 shares of the Company's common stock and each of the 4,772,521 outstanding shares of Heritage common stock as of December 31, 1997 was converted into 1.05 shares of the Company's common stock, with cash being paid for fractional share interests.

     The unaudited supplemental consolidated financial statements include the accounts of Main Street Bancorp, Inc. and its wholly-owned subsidiaries, Berks County Bank and Heritage National Bank.
 <PAGE F-38> All significant intercompany accounts and
transactions have been eliminated.

     The accompanying unaudited supplemental consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included. Operating results of the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

2.   EARNINGS PER SHARE

     The following table sets forth the computations of basic and diluted earnings per share:

                                                               Three Months Ended March 31,
                                                                   1998            1997

Numerator, net income                                           $3,715,000      $1,845,000

Denominator:
  Denominator for basic earnings per share, weighted
    average shares                                               9,646,010       7,783,267
  Effect of dilutive securities, stock options                     143,026          83,174
       Denominator for diluted earnings per share,
       weighted average shares and assumed
       conversions                                               9,789,036       7,866,441

Basic earnings per common share                                 $     0.39      $     0.24

Diluted earnings per common share                               $     0.38      $     0.23


3.   OTHER EXPENSES

     The following represents the most significant categories of other expenses for the three months ended March 31:
  <PAGE F-39>

                                                   1998        1997
                                                    (In Thousands)
Advertising                                       $  272      $  211
Data processing and MAC fees                         273         226
F.D.I.C. insurance premiums                           44          14
Office supplies and expenses                         276         268
Professional fees                                    197         311
Taxes, other than income                             143         127
Foreclosed real estate                                25         114
All other expenses                                   414         493

                                                  $1,644      $1,764

4.   COMPREHENSIVE INCOME

     The Financial Accounting Standards Board issued Statement
No. 130, "Reporting Comprehensive Income", in June 1997.  The
Company adopted the provisions of the new standard in the first quarter of 1998.

     The only comprehensive income item that the Company presently has is unrealized appreciation (depreciation) on securities available for sale. The federal income taxes allocated to the unrealized gains (losses) are as follows:

                                                                                 For The Three Months
                                                                                   Ended March 31,
                                                                                1998             1997
                                                                                    (In Thousands)
Unrealized holding gains (losses) arising during the period:
     Before tax amount                                                          $(320)        $(1,631)
     Tax benefit                                                                  109             555

          Net of tax amount                                                      (211)         (1,076)

Less reclassification adjustment for gains (losses) included in net income:
     Before tax amount                                                              -             128
     Tax benefit                                                                    -             (43)

          Net of tax amount                                                         -              85

Net unrealized losses:

     Before tax amount                                                           (320)         (1,759)
     Tax benefit                                                                  109             598

          Net of tax amount                                                     $(211)        $ 1,161)
          <PAGE F-40>